Exhibit 99.1

Applied Blockchain, Inc. Prices $40 Million Initial Public Offering

DALLAS, April 13, 2022 – Applied Blockchain, Inc. (“Applied” or the “Company”) announced that yesterday it priced an initial public offering of 8,000,000 shares of its common stock at $5.00 per share. The shares are expected to begin trading on the Nasdaq Global Select Market on April 13, 2022, under the ticker symbol “APLD.” In addition, Applied granted the underwriters a 30-day option to purchase up to an additional 1,200,000 shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on April 18, 2022, subject to customary closing conditions.

Applied expects to receive approximately $36.0 million of net proceeds from the offering, or $41.6 million if the underwriters exercise their option to purchase additional shares in full. Applied intends to use the net proceeds to lease or purchase additional property on which to build additional co-hosting facilities, to construct those facilities, to enter into additional energy service agreements for each additional site and for funding its working capital and general corporate purposes.

B. Riley Securities and Needham & Company are acting as book-running managers, Craig-Hallum and D.A. Davidson & Co. are acting as lead managers, and Lake Street and Northland Capital Markets are acting as co-managers for the offering.

The offering of these securities will be made only by means of a prospectus. A copy of the prospectus relating to these securities, when available, may be obtained for free from B. Riley Securities, Inc., Attention: Prospectus Department, 1300 17th Street North, Suite 1300, Arlington, Virginia 22209, Phone: (703) 312-9580, Email: prospectuses@brileyfin.com or from Needham & Company, LLC, Attention: Prospectus Department, 250 Park Avenue, 10th Floor, New York, NY 10177, telephone: (800) 903-3268, or by emailing prospectus@needhamco.com.

A registration statement on Form S-1 relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). The registration statement may be obtained free of charge at the SEC’s website at www.sec.gov under “Applied Blockchain, Inc.” This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Applied Blockchain, Inc.

Applied Blockchain, Inc. is a builder and operator of next-generation datacenters across North America, which provide substantial compute power to blockchain infrastructure and support Bitcoin mining. The Company has partnered with the most recognized names in the industry to develop, deploy, and scale its business.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements.” These forward-looking statements represent Applied’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, which are set forth in Applied’s registration statement on Form S-1, as amended, many of which are outside of Applied’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These include, but are not limited to, statements regarding the closing of the offering and the intended use of proceeds therefrom.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Applied does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Applied to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus filed with the SEC in connection with Applied’s public offering. The risk factors and other factors noted in Applied’s prospectus could cause its actual results to differ materially from those contained in any forward-looking statement.

Investor Relations Contacts

Matt Glover or Jeff Grampp, CFA

Gateway Group, Inc.

(949) 574-3860

APLD@gatewayir.com